UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

DOUBLELINE ETF TRUST

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2002 North Tampa Street

Suite 200

Tampa, Florida 33602

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Exchange on which each Class is to be so registered	I.R.S. Employer Identification Number
DoubleLine Multi-Sector Income ETF	NYSE Arca, Inc.	99-4906078

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐:

Securities Act registration statement file number to which this form relates:

333-260030

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares is set forth in Post-Effective Amendment No. 10 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (File Nos. 333-260030; 811-23746), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR on November 19, 2024, which description is incorporated herein by reference. Any form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares is hereby also incorporated herein by reference.

Item 2. Exhibits.

A.

Registrant’s Certificate of Trust dated September 27, 2021 is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Registration Statement on Form N-1A (File Nos. 333-260030; 811-23746), as filed with the SEC via EDGAR Accession No. 0001193125-21-291129 on October 4, 2021.

B.

Registrant’s Amended and Restated Agreement and Declaration of Trust dated March 28, 2022, is incorporated herein by reference to Exhibit (a)(2) of Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-260030; 811-23746), as filed with the SEC via EDGAR Accession No. 0001193125-22-086761 on March 28, 2022.

C.

Registrant’s By-Laws dated October 29, 2021, are incorporated herein by reference to Exhibit (b) of Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-260030; 811-23746), as filed with the SEC via EDGAR Accession No. 0001193125-21-369405 on December 30, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DOUBLELINE ETF TRUST

Date: November 19, 2024	By:	/s/ Ronald R. Redell
Ronald R. Redell
Trustee and President